                                                                    Exhibit 10.1

                                                               EXECUTION VERSION
--------------------------------------------------------------------------------



                AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT


                                  By and Among:


                             THE PATRIOT GROUP, LLC,

                                    as Buyer,

                          ABFS WAREHOUSE TRUST 2004-2,

                                   as Seller,


                                       and


                     the other ABFS ENTITIES parties hereto



 Dated as of November 15, 2004 and Amended and Restated as of December 21, 2004



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS AND INTERPRETATION............................................1
2.   THE TRANSACTION..........................................................11
3.   [RESERVED]...............................................................11
4.   FEES; PAYMENT AND TRANSFER...............................................11
5.   MARGIN MAINTENANCE.......................................................12
6.   INCOME PAYMENTS..........................................................12
7.   SECURITY INTEREST........................................................13
8.   TAXES; TAX TREATMENT.....................................................14
9.   CONDITIONS PRECEDENT.....................................................15
9A.  CONDITIONS SUBSEQUENT....................................................19
10.  RELEASE OF PURCHASED ASSETS..............................................18
11.  RELIANCE.................................................................19
12.  REPRESENTATIONS AND WARRANTIES...........................................19
13.  COVENANTS................................................................22
14.  [RESERVED]...............................................................27
15.  CHANGE OF LAW............................................................27
16.  [RESERVED]...............................................................27
17.  REPURCHASE TRANSACTIONS..................................................27
18.  EVENTS OF DEFAULT........................................................28
19.  REMEDIES.................................................................30
20.  DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE................................33
21.  USE OF EMPLOYEE PLAN ASSETS..............................................33
22.  INDEMNITY................................................................33
23.  WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS...............................34
24.  REIMBURSEMENT............................................................34
25.  FURTHER ASSURANCES.......................................................35
26.  ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION.................................35
27.  TERMINATION..............................................................35
28.  ASSIGNMENT; PARTICIPATIONS...............................................35
29.  AMENDMENTS, ETC..........................................................36
30.  SEVERABILITY.............................................................36
31.  BINDING EFFECT; GOVERNING LAW............................................36
32.  CONSENT TO JURISDICTION..................................................37
33.  NOTICES AND OTHER COMMUNICATIONS.........................................37
34.  CONFIDENTIALITY..........................................................38
35.  ACKNOWLEDGMENTS WITH RESPECT TO THE TRANSACTION..........................39
36.  AMENDMENT AND RESTATEMENT................................................39

                               TABLE OF CONTENTS
                                  (continued)



EXHIBIT A       MONTHLY CERTIFICATION
EXHIBIT B       REPRESENTATIONS AND WARRANTIES RE: PURCHASED ASSETS
                AND THE 2003-2 IO
EXHIBIT C       FORM OF CUSTODIAL AGREEMENT
EXHIBIT D       FORM OF TRANSACTION NOTICE

SCHEDULE I      PURCHASED ASSETS
SCHEDULE II     INTEREST RATES AND FEES
SCHEDULE III    GOVERNING AGREEMENTS

                AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT



                                       Dated as of November 15, 2004 and amended
                                            and restated as of December 21, 2004

BY AND AMONG:

THE PATRIOT GROUP, LLC, a Delaware limited liability company, as buyer (the "Buyer");

ABFS WAREHOUSE TRUST 2004-2, a Delaware statutory trust, as seller (the "Seller"); and

AMERICAN BUSINESS FINANCIAL SERVICES, INC., a Delaware corporation, AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation, and ABFS CONSOLIDATED HOLDINGS, INC., a Delaware corporation.

1.      DEFINITIONS AND INTERPRETATION.

        (a)     DEFINED TERMS.

        "2003-2 IO" means, collectively, Certificate Nos. X-1, P-1 and R-1, issued by ABFS Mortgage Loan Trust 2003-2.

        "2003-2 OFFICER'S CERTIFICATE" means that certain Officer's Certificate, dated as of the Closing Date, regarding the 2003-2 IO and ABFS 2003-2, Inc.

        "2004-1 TRUST AGREEMENT" means that certain Amended and Restated Trust Agreement, dated as of November 15, 2004, among Holdings and the Originators, as depositors, Wilmington Trust Company, as owner trustee, and ABFS, as indemnitor (as amended, restated, supplemented or otherwise modified from time to time).

        "2004-2 TRUST AGREEMENT" means that certain Amended and Restated Trust Agreement, dated as of November 15, 2004, among Trust 2004-1, as depositor, Wilmington Trust Company, as owner trustee, and ABFS, as indemnitor (as amended, restated, supplemented or otherwise modified from time to time).

        "ABC" means American Business Credit, Inc., a Pennsylvania corporation.

        "ABFS" means American Business Financial Services, Inc., a Delaware corporation.

        "ABFS 2003-2 SHARES" means the Seller's one hundred percent (100%) ownership interest in the issued and outstanding capital stock of ABFS 2003-2, Inc.

        "ABFS ENTITY" means each of the Seller, Trust 2004-1, ABFS, ABC and Holdings.

        "ADDITIONAL COLLATERAL" means (i) the Holdings Shares, (ii) the ABFS 2003-2 Shares, and (iii) the Servicer Reimbursement and Fee Collateral.

        "ADDITIONAL WAREHOUSE LINES" shall mean warehouse facilities of ABFS or its Affiliates that provide an aggregate minimum $100,000,000 in warehouse funding, with an aggregate minimum $30,000,000 sub-limit for wet-ink mortgage loans.

        "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the meaning of "control."

        "AGREEMENT" means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

        "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 28(a).

        "BOOK-ENTRY SECURITIES" shall have the meaning assigned to such term in
Section 7(a) hereof.

        "BUSINESS DAY" means any day other than (i) a Saturday or Sunday or (ii) a day upon which the New York Stock Exchange or the Federal Reserve Bank of New York is obligated by law or executive order to be closed.

        "BUYER'S MARGIN AMOUNT" means, as of any date of determination, the amount equal to the product of the Buyer's Margin Percentage and the Repurchase Price.

        "BUYER'S MARGIN PERCENTAGE" means one hundred thirty-three and one-third percent (133- 1/3%) provided, that over the first ten (10) months following the Closing Date, commencing in January 2005, the Buyer's Margin Percentage shall permanently increase to two hundred percent (200%) in equal increments of six and two-thirds percent (6-2/3%) on the 25th day of each such month.

        "CAPITAL LEASE OBLIGATIONS" means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Master Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Buyer (or any Affiliate of the Buyer) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

        "CHRYSALIS" means Chrysalis Warehouse Funding, LLC, a Delaware limited liability company.

        "CHRYSALIS LOAN AGREEMENT" means that certain Master Loan and Security Agreement, dated as of October 14, 2003, between ABFS Warehouse Trust 2003-2 and Chrysalis (as amended, modified, supplemented or restated from time to time).

        "CLOSING DATE" means December 21, 2004.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COLLATERAL" shall have the meaning assigned thereto in Section 7 hereof.

        "CUSTODIAL AGREEMENT" means the Custodial Agreement, dated as of November 15, 2004, by and between Buyer and JPMorgan, as custodian, which is incorporated herein for all purposes, a copy of which is attached hereto as Exhibit C.

        "CUSTODIAN" means JPMorgan.

        "DEFAULT" means any event, occurrence, condition or circumstance that, with the giving of notice or passage of time, or both, would constitute an Event of Default.

        "DEFAULT RATE" shall have the meaning set forth on Schedule II hereto.

        "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

        "ELIGIBLE ASSET" means securities approved by the Buyer in its sole discretion. The securities set forth on Schedule I hereto have been approved by the Buyer as Eligible Assets.

        "EMC" means EMC Mortgage Corporation.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA AFFILIATE" means any entity, trade or business (whether or not incorporated) that is a member of a group of which the Seller is a member and that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or, solely for purposes of Section 412 of the Code, that is treated as a single employer under Section 414 of the Code.

        "ESCROW AGREEMENT" means the Escrow and Release of Lien Agreement, dated as of the Interim Closing Date, by and among ABFS Warehouse Trust 2003-1, ABFS, Holdings, ABFS Residual Holding II, Inc., the Seller, the Buyer, Clearwing Capital, LLC and JPMorgan.

        "EVENT OF DEFAULT" shall have the meaning assigned thereto in Section 18 hereof.

        "FEES" shall mean all fees (including without limitation the Quarterly Maintenance Fee, the Monitoring Fee and the commitment fee referred to in the definition of Initial Securities

Purchase Price) and other amounts owing from the Seller to the Buyer as more fully set forth on Schedule II hereto.

        "FOREIGN BUYER" shall have the meaning assigned to such term in Section 8(d) hereof.

        "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

        "GOVERNING AGREEMENT" means with respect to any Purchased Asset or the 2003-2 IO, the pooling and servicing agreement, sale and servicing agreement, indenture or similar agreements governing such asset.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "GUARANTEE" means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person.

        "HOLDBACK AMOUNT" has the meaning assigned thereto in Section 2(c).

        "HOLDINGS" means ABFS Consolidated Holdings, Inc., a Delaware corporation.

        "HOLDINGS SHARES" means ABFS's one hundred percent (100%) ownership interest in the issued and outstanding capital stock of Holdings.

        "INCOME" means, with respect to any Purchased Asset at any time, any principal thereof and all interest, dividends or other distributions thereon.

        "INDEBTEDNESS" means, with respect to any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person;
(f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

        "INITIAL SECURITIES PURCHASE PRICE" shall mean $20,554,661, which is the aggregate of (i) the Securities Purchase Price of $20,414,661 currently outstanding under, and as defined in, the Interim Master Repurchase Agreement, and (ii) $140,000 which is a non-refundable commitment fee fully earned at the Closing Date upon the execution and delivery of this Agreement.

        "INSOLVENCY EVENT" means any of the Events of Default described in Sections 18(e) or 18(f) hereof.

        "INTEREST RATE PROTECTION AGREEMENT" means any interest rate protection agreement or other interest hedging arrangement.

        "INTERIM CLOSING DATE" means November 15, 2004.

        "INTERIM MASTER REPURCHASE AGREEMENT" has the meaning assigned thereto in Section 36.

        "INTERIM TRANSACTION" has the meaning assigned thereto in Section 2(a).

        "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, including all rules and regulations promulgated thereunder.

        "IRS" shall have the meaning assigned to such term in Section 8(d) hereof.

        "JPMORGAN" means JPMorgan Chase Bank, N.A. (f/k/a JPMorgan Chase Bank).

        "LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement executed by or on behalf of the debtor named therein under the Uniform Commercial Code or comparable law of any jurisdiction.

        "MARGIN CALL" shall have the meaning assigned to such term in Section 5(a) hereof.

        "MARGIN DEFICIT" shall have the meaning assigned thereto in Section 5(a) hereof.

        "MARKET VALUE" means (i) with respect to any Purchased Asset which is an Eligible Asset as of any date of determination, the market price as determined by the Buyer in its sole discretion (marked to market daily at the Buyer's sole discretion) and (ii) with regard to any Purchased Asset which is not an Eligible Asset, zero.

        "MATERIAL ADVERSE CHANGE" means any event, development or circumstance (including but not limited to any pending litigation) that has had or could reasonably be expected to have a material adverse effect on the business, assets, property, condition (financial or otherwise), or prospects of ABFS and its Affiliates taken as a whole or the value of the Purchased Assets and the other Collateral taken as a whole or (b) the validity or enforceability of any of the Program Documents or the rights or remedies of the Buyer thereunder.

        "MATERIAL ADVERSE EFFECT" means (a) a Material Adverse Change, (b) a material impairment of the ability of the Seller or any Affiliate thereof that is a party to any Program Document to perform under any Program Document and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Document against the Seller or any Affiliate that is a party to any Program Document; or (d) a material adverse effect upon the marketability of a material portion of the Purchased Assets and the other Collateral taken as a whole.

        "MINIMUM MONTHLY PAYDOWNS" means, the amount of Permanent Margin Payments required to be made each month pursuant to Sections 5(b), 6(b) and 6(c) hereunder, in the following amounts: for each of the months of January, February, March, April, May and June of 2005, $2,000,000, and for each month thereafter to the Termination Date, $1,500,000.

        "MONITORING FEE" shall have the meaning assigned thereto on Schedule II hereto.

        "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Seller or any ERISA Affiliate has any liability or obligation, or has within any of the preceding five plan years had any liability or obligation whether contingent or otherwise.

        "NET WORTH" means, with respect to any Person, the excess of such Person's consolidated total assets over such Person's consolidated total liabilities, determined in accordance with GAAP.

        "NON-EXCLUDED TAXES" shall have the meaning assigned to such term in
Section 8(a) hereof.

        "OBLIGATIONS" means (a) all of the Seller's obligations to pay the Price Differential (and other amounts due and owing), the Minimum Monthly Paydowns and the Repurchase Price on or prior to the Termination Date, and other obligations and liabilities of the Seller or any Affiliate thereof to the Buyer or its Affiliates (including all Fees) arising under, or in connection with, the Program Documents, whether now existing or hereafter arising; (b) any and all sums paid by the Buyer or on behalf of the Buyer pursuant to the Program Documents in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of the Seller's or applicable Affiliate's indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by the Buyer or any Affiliate thereof of its rights under the related agreements, including without limitation, reasonable attorneys' fees and disbursements and court costs, and (d) all of the Seller's or applicable Affiliate's indemnity obligations to the Buyer pursuant to the Program Documents.

        "OTHER TAXES" shall have the meaning set forth in Section 8(b).

        "OWNER TRUSTEE" means, with respect to the Seller, Wilmington Trust Company.

        "PERMANENT MARGIN PAYMENTS" shall have the meaning set forth in Section
5.

        "PERSON" means any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

        "PLAN" means any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Seller or any ERISA Affiliate or as to which the Seller or any ERISA Affiliate has or may have an obligation or liability, whether direct or indirect.

        "PLEDGE AGREEMENTS" means (i) that certain Pledge and Security Agreement dated as of November 15, 2004 between ABFS and the Buyer pursuant to which ABFS pledged the Holdings Shares to the Buyer; and (ii) that certain Pledge and Security Agreement dated as of November 15, 2004 between the Seller and the Buyer pursuant to which the Seller pledged the ABFS 2003-2 Shares to the Buyer (the "ABFS 2003-2 Share Pledge").

        "PRICE DIFFERENTIAL" means, as of any date of determination, the aggregate amount obtained by daily application of the Pricing Rate (or during the continuation of an Event of Default, by daily application of the Default
Rate) to the Securities Purchase Price plus any other outstanding Obligations on a 360-day-per-year basis for the actual number of days elapsed during the period commencing on (and including) the Closing Date and ending on (but excluding) such date of determination (reduced by any amount of such Price Differential in respect of such period previously paid by the Seller to the Buyer).

        "PRICING RATE" shall have the meaning set forth on Schedule II hereto.

        "PRIME RATE" means the daily prime loan rate as reported in THE WALL STREET JOURNAL or if more than one rate is published, the highest of such rates.

        "PROGRAM DOCUMENTS" means this Agreement, the Custodial Agreement, the Pledge Agreements, the Security Agreement, the Servicing Advances Control Agreement, the Trust Agreements, the Escrow Agreement, the Trustee Direction Letters, the 2003-2 Officer's Certificate, the Side Letter and any other agreement entered into by the Seller and/or any of its Affiliates, on the one hand, and the Buyer and/or any of its Affiliates on the other, in connection herewith or therewith.

        "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

        "PURCHASED ASSETS" means the securities set forth on Schedule I hereto, together with the related Records and other Collateral. The term "Purchased Assets" also shall include (i) any and all rights of the Seller, ABC and/or applicable Affiliates thereof to effect a cleanup call with respect to the securitizations to which such Purchased Assets relate (which rights of ABC and/or its Affiliates have been sold to the Seller), and (ii) any and all rights to purchase delinquent loans in the underlying securitizations (including, without limitation, for the purpose of managing delinquency and loss percentages used to calculate whether a "Trigger Event" or a similar event has occurred under the related pooling and servicing agreement or the related sale and servicing agreement pursuant to which the Purchased Assets were issued); PROVIDED, that the Buyer shall only control the exercise of the rights set forth in clause (ii) to purchase delinquent loans from the related trust upon an Event of Default hereunder and upon written notice to the Seller of the decision by the Buyer to so control the exercise of such rights.

        "QUARTERLY MAINTENANCE FEE" shall have the meaning assigned thereto on
Schedule II hereto.

        "RECORDS" means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by the Seller or any other person or entity on behalf of the Seller with respect to a Purchased Asset. Records shall include the certificates with respect to any Purchased Asset and any other instruments necessary to document or service a Purchased Asset.

        "RELATED PARTIES" means any of ABFS, Trust 2004-1, the Seller, ABC, Holdings, American Business Mortgage Services, Inc. fka New Jersey Mortgage and Investment Corp. a New Jersey corporation, HomeAmerican Credit, Inc. dba Upland Mortgage, a Pennsylvania corporation, or any of their Subsidiaries or Affiliates.

        "RELEVANT SYSTEM" means (a) The Depository Trust Corporation in New York, New York, or (b) such other clearing organization or book-entry system as is designated in writing by the Buyer.

        "REPURCHASE OPTION PREMIUM" has the meaning set forth on Schedule II hereto.

        "REPURCHASE PRICE" means, as of any date of determination, the sum of
(A) the Securities Purchase Price, (B) any accrued and unpaid Price Differential, and (C) any accrued and unpaid fees (including without limitation any due and unpaid Repurchase Option Premium, Quarterly Maintenance Fee or Monitoring Fee), expenses, breakage costs and/or indemnity amounts. The Purchased Assets shall be transferred from the Buyer to the Seller on the Termination Date in exchange for the Repurchase Price and the payment of any other outstanding Obligations, as more fully described herein.

        "RESPONSIBLE OFFICER" means, with respect to the Seller, any President, Executive Vice President, Senior Vice President, Assistant Vice President, Treasury, Secretary or Assistant Secretary of the Seller.

        "SEC" means the United States Securities and Exchange Commission.

        "SECURITIES PURCHASE PRICE" means, as of any date of determination, the Initial Securities Purchase Price less the sum of all Permanent Margin Payments made by the Seller to the Buyer (if any) prior to such date; provided, that if the Holdback Amount, net of the Repurchase Option Premium, is released to the Seller pursuant to Section 2(c), then the Securities Purchase Price shall be increased by the Holdback Amount on the date of such release.

        "SECURITY AGREEMENT" means the Security Agreement, dated as of the Interim Closing Date, executed by ABC in favor of the Buyer, regarding servicer advances, fees and reimbursement rights under ABFS's outstanding securitizations and warehouse facilities (as amended on the date hereof).

        "SERVICER REIMBURSEMENT AND FEE COLLATERAL" means a perfected first priority security interest in and lien on all rights to reimbursement for servicer advances, unearned fees of all types and prepay, late, forbearance, satisfaction, not sufficient funds and other similar earned fees due to ABC (or any Affiliate thereof including, without limitation, the Related Parties) as servicers under any ABFS securitization or warehouse facility, the "par" amount of which as of November 30, 2004 was not less than $37,000,000 (which shall constitute a super-priority claim to ABC's or any such Affiliate's right to receive collections of such amounts from each securitization trust), all pledged by ABC or any other applicable Affiliate thereof.

        "SERVICING ADVANCES CONTROL AGREEMENT" means the Blocked Account Control Agreement, dated as of December 16, 2004, by and among the Buyer, ABC and JPMorgan, in form and substance satisfactory to the Buyer.

        "SIDE LETTER" means that certain Side Letter, dated as of the Interim Closing Date, between the Buyer and ABFS.

        "SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

        "TERMINATION DATE" has the meaning assigned thereto in Section 27.

        "TRANSACTION" has the meaning assigned thereto in Section 2(a).

        "TRANSACTION NOTICE" means a written request of the Seller to enter into the Transaction, in the form attached as Exhibit D hereto, which is delivered to the Buyer.

        "TRUST 2004-1" means ABFS Warehouse Trust 2004-1.

        "TRUST 2004-2" means ABFS Warehouse Trust 2004-2.

        "TRUST AGREEMENTS" means, collectively, (i) the 2004-1 Trust Agreement and (ii) the 2004-2 Trust Agreement.

        "TRUSTEE DIRECTION LETTERS" means the payment direction letters, satisfactory to the Buyer in its sole discretion, from ABFS to the trustees with respect to the securitizations underlying each of the Purchased Assets, signed and acknowledged by each recipient thereof, directing all payments on the Purchased Assets from November 2004 until the Termination Date to the Buyer.

        "TRUSTS" means, collectively, (i) Trust 2004-1 and (ii) Trust 2004-2.

        "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

        (b)     INTERPRETATION.

        Headings are for convenience only and do not affect interpretation. The following rules of this subsection (b) apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders. Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to a subsection, Section, Annex or Exhibit is, unless otherwise specified, a reference to a Section of, or annex or exhibit to, this Agreement. A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns. A reference to an agreement or document is to the agreement or document as amended, modified, novated, supplemented or replaced, except to the extent prohibited by any Program Document; provided, that when a defined term used herein refers to the Interim Master Repurchase Agreement, such term is used herein with the meaning specified in the Interim Master Repurchase Agreement. A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it. A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form. A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing. An Event of Default subsists until it has been waived in writing by the Buyer. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Seller. Except where otherwise provided in this Agreement any determination, statement or certificate by the Buyer or an authorized officer of the Buyer provided for in this Agreement is conclusive and binds the parties in the absence of manifest error. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing. A reference to a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in computer disk form. Where the Seller is required to provide any document to the Buyer under the terms of this Agreement, the relevant document shall be provided in writing or printed form to the Buyer unless the Buyer requests otherwise. At the request of the Buyer, the document shall be provided in electronic form or both printed and electronic form. This Agreement is the result of negotiations between and has been reviewed by counsel to the Buyer and the Seller, and is the product of both parties. In the interpretation of this

Agreement, no rule of construction shall apply to disadvantage one party on the ground that such party proposed or was involved in the preparation of any particular provision of this Agreement or this Agreement itself. Except where otherwise expressly stated the Buyer may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, and may form opinions and make determinations in its absolute discretion. Any requirement of good faith or judgment by the Buyer shall not be construed to require the Buyer to request or await receipt of information or documentation not immediately available from or with respect to the Seller, a servicer of the Purchased Assets, any other Person or the Purchased Assets themselves.

2.      THE TRANSACTION.

        (a) On the Interim Closing Date, the Buyer entered into a transaction (the "Interim Transaction"), pursuant to the terms set forth in the Interim Master Repurchase Agreement, in which the Seller transferred to the Buyer the Purchased Assets, against the Buyer's payment to the Seller of an Initial Securities Purchase Price of $23,000,000, with a simultaneous agreement, as set forth therein, by the Buyer to transfer to the Seller such Purchased Assets on the Termination Date, against the Seller's complete payment of the Repurchase Price and any other Obligations to the Buyer. The Interim Transaction was evidenced by a Transaction Notice, executed by the Seller and acknowledged and agreed to by the Buyer.

        (b) The Seller has requested the Buyer to modify the residual repurchase facility underlying the Interim Transaction through an amendment and restatement of the Interim Master Repurchase Agreement in order to, among other things, increase the amount thereof and extend the term, which the Buyer hereby agrees to, subject to the terms and conditions herein.

        (c) On the Closing Date, the Buyer hereby enters into a transaction (the "Transaction"), pursuant to the terms set forth herein, in which the Initial Securities Purchase Price shall have the meaning set forth herein and the Buyer agrees to increase the Securities Purchase Price by $ 9,445,339.48 (the "Holdback Amount"). The Buyer will promptly release the Holdback Amount to the Seller, net of the Repurchase Option Premium (in the amount of $360,000), if, and only if, no later than December 31, 2004: (i) the Buyer has received a legal opinion (which may also be subject to customary commercial opinion assumptions, conditions and qualifications) from Blank Rome LLP, as counsel to ABFS and the Seller, as follows:

        "We are of the opinion that:

        A. The registration statement of American Business Financial Services, Inc. ("ABFS") regarding its retail secured subordinated indebtedness (the "Securities"), SEC File No. 333-116742 (the "Registration Statement"), has been declared effective under the Securities Act of 1933. To our knowledge, upon inquiry of the staff of the U.S. Securities and Exchange Commission (the "SEC"), no stop order suspending the effectiveness of the Registration Statement has been instituted and no proceedings for that purpose have been instituted or are pending. The opinion in this paragraph is based solely upon a telephone conversation occurring on _________between _________, a member of our Firm, and a member of the staff of the Division of Corporate Finance of the United States Securities and Exchange Commission.

        B. The Securities, when issued pursuant to the terms of the Indenture and as contemplated by the Registration Statement, will have been duly authorized, validly issued and will be legal, valid and binding obligations of ABFS, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws or court decisions affecting creditors' rights generally currently in effect or which may hereafter occur which would render unenforceable certain rights and remedies or by general principles of equity.

        C. The issuance of the Securities pursuant to the Indenture and as contemplated by the Registration Statement will not violate the registration provisions contained in the Securities Act of 1933, as amended, to which ABFS is subject, any order, judgment or administrative decree applicable to ABFS and known to us, the articles of incorporation or by-laws of ABFS, or the terms of any material contracts or agreements to which ABFS is a party. For this purpose, the terms "material contracts or agreements" includes only those agreements or contracts filed with the Securities and Exchange Commission.

        D. No consents, approvals, authorizations and orders (if any) are required by any Federal or Pennsylvania regulatory or governmental body or under NASDAQ stock market rules for ABFS to issue and sell the securities pursuant to the Indenture and as contemplated by the Registration Statement except for those which have been obtained (other than approvals or authorizations required under any state securities or Blue Sky Laws, if any, as to which we express no opinion);"

(ii) no Event of Default shall have occurred; and (iii) no Termination Event shall have occurred. If the conditions precedent to the Buyer's conditional obligation to release the Holdback Amount are not satisfied by 6 p.m. Eastern Standard Time on December 31, 2004, such obligation shall terminate. The Transaction shall be evidenced by the Transaction Notice, executed by the Seller and acknowledged and agreed to by the Buyer.

        (d) The Seller shall repurchase Purchased Assets from the Buyer on the Termination Date by paying to the Buyer the Repurchase Price and any other Obligations by such date. Such obligation to repurchase subsists without regard to any prior or intervening liquidation or foreclosure with respect to each Purchased Asset (but liquidation or foreclosure proceeds received by the Buyer shall be applied to reduce the Repurchase Price except as otherwise provided herein). The Seller is obligated to obtain the Purchased Assets from the Buyer or its designee at the Seller's expense on (or after) the Termination Date.

3.      [RESERVED]

4.      FEES; PAYMENT AND TRANSFER.

        (a) In connection with the Interim Transaction, interest and fees have been paid under the Interim Master Repurchase Agreement to the date hereof. Seller acknowledges that all such interest and fees were fully-earned and are not refundable.

        (b) From and after the date hereof, the Seller agrees to pay the Buyer all Fees owing by the Seller (or any affiliate thereof) to the Buyer as and when such Fees become due (as more fully set forth on Schedule II hereto).

        (c) The Seller agrees to pay the accrued Price Differential to the Buyer no less frequently than on the 25th day of each month.

        (d) Unless otherwise agreed, all transfers of funds hereunder shall be in immediately available funds. Any Price Differential received by the Buyer after 5:00 p.m. New York City time shall be applied on the next succeeding Business Day, in which case the Seller agrees to pay the Buyer an additional amount equal to one day's Price Differential with respect to such amount.

5.      MARGIN MAINTENANCE.

        (a) If on any date the Market Value of the Purchased Assets is less than Buyer's Margin Amount (a "Margin Deficit"), then the Buyer may make a margin call on the Seller (a "Margin Call"), specifying, as applicable, the amount of the Margin Deficit and how payment of the Margin Deficit will be applied to reduce the components of the Repurchase Price. If a Margin Call is made, the Seller shall be obligated, within the time period set forth below, to pay to the Buyer such amount of the outstanding Securities Purchase Price and Price Differential thereon (and, if applicable, the then outstanding amounts referred to in clause (C) of the definition of Repurchase Price) all as specified by the Buyer and as is needed to eliminate the Margin Deficit (and the portion of any such payment applied by the Buyer to the Securities Purchase Price shall permanently reduce the Securities Purchase Price) (each such payment, a "Permanent Margin Payment"). The Seller shall have two (2) Business Days (not extending beyond the Termination Date) to satisfy any such Margin Call. Any Income on the Purchased Assets and the other Collateral may be applied by the Buyer at its option to make Permanent Margin Payments.

        (b) In addition, the Seller agrees to make payments to the Buyer to reduce the Securities Purchase Price during the term of this Agreement in the amounts referred to as the Minimum Monthly Paydowns. Such payments shall be made, from and after January 1, 2005, in accordance with the provisions of
Section 6 hereof.

        (c) Notice required pursuant to Section 5(a) may be given by any means. The failure of the Buyer, on any one or more occasions, to exercise its rights hereunder shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. The Seller and the Buyer agree that a failure or delay by the Buyer to exercise its rights hereunder shall not limit or waive the Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for the Seller.

6.      INCOME PAYMENTS.

        (a) All Income payments made on the Purchased Assets during the month of December, 2004 (i.e., those received on December 15, 2004 and scheduled to be received on December 27, 2004) shall be held by the Buyer to pay (i) the accrued and unpaid Price

Differential under, and as defined in, the Interim Master Repurchase Agreement through and including the date hereof and the accrued and unpaid Price Differential hereunder and (ii) the Monitoring Fee for November 2004 (pursuant to the Interim Master Repurchase Agreement) and December 2004, with the balance of such Income payments then received to be remitted to the Seller, on December 20, 2004 and on December 27, 2004; provided that to the extent such Income payments for December 2004 exceed $2,100,000, such excess amount of Income payments shall be retained by the Buyer and applied as a Permanent Margin Payment, accordingly reducing the Securities Purchase Price.

        (b) From and after January 1, 2005, all Income payments made on the Purchased Assets shall be held by the Buyer and applied first, to pay the accrued and unpaid Fees due to Buyer; second, to pay the accrued and unpaid Price Differential; and third, to the extent of remaining funds available, to pay any remaining Obligations (which, for the purposes of this Section 6, shall include the Securities Purchase Price; all such payments pursuant to clause third above, together with any other amounts paid to or applied by the Buyer in accordance with Section 6(c) as necessary to achieve the Minimum Monthly Paydowns, shall be considered Permanent Margin Payments which shall permanently reduce the Securities Purchase Price by the amount so paid) until all Obligations are indefeasibly satisfied in full.

        (c) As provided in Section 5(b), beginning with the month of January 2005, the Securities Purchase Price is required to be reduced by payments from the Seller of no less than the Minimum Monthly Paydown for the applicable month. Any excess reduction in the Securities Purchase Price from prior months (above the Minimum Monthly Paydown for such month) shall not be credited to future Minimum Monthly Paydowns. If the aggregate amount of monthly Income payments applied pursuant to Section 6(b)(third) are insufficient to reduce the Securities Purchase Price by the applicable Minimum Monthly Paydown, the Buyer may apply all proceeds received by the Buyer with respect to the Additional Collateral to the Minimum Monthly Paydown.

7.      SECURITY INTEREST.

        (a) The Seller and the Buyer intend that the Transaction hereunder be a sale to the Buyer of the Purchased Assets and not a loan from the Buyer to the Seller secured by the Purchased Assets. However, in order to preserve the Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transaction hereunder as other than a sale, and as security for the Seller's performance of all of its Obligations, the Seller hereby grants the Buyer a fully perfected first priority security interest in the Additional Collateral owned by the Seller, the Purchased Assets, the Records, and all related Property, insurance, Income, custodial accounts, escrow accounts (including any interest of the Seller in escrow accounts) and any other contract rights, payments, rights to payment (including payments of interest or finance charges) general intangibles, all "securities accounts" (as defined in Section 8-501(a) of the Uniform Commercial Code) to which the related securities are or may be credited, all "investment property", "accounts" and "chattel paper" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and all other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets and any proceeds and distributions with respect to any of the foregoing (collectively, the "Collateral"). The parties acknowledge and agree that the perfection of such security interest is intended to be accomplished through possession of the related Purchased Assets by the Buyer or by any other Person on the Buyer's behalf. The Seller, ABFS, ABC and Holdings further acknowledge and agree, for themselves and on behalf of any other Affiliates, that rights relating to the Purchased Assets shall only be exercised by or on behalf of the Buyer, pursuant to instructions provided by the Buyer. The Buyer or their designee shall, as applicable, hold any book-entry securities constituting Collateral (the "Book-Entry Securities") through the facilities of a Relevant System, as "securities intermediary" (as defined in Section 8-102(a)(14) of the Uniform Commercial Code) and credit them to a "securities account" (as defined in Section 8-501(a) of the Uniform Commercial
Code) exclusively in the name of the Buyer.

        (b) (i) The Buyer, as "entitlement holder" (as defined in Section 8-102(a) of the Uniform Commercial Code) with respect to any Book-Entry Securities, shall be entitled to receive all cash dividends and distributions paid in respect thereof. Unless an Event of Default shall have occurred and be continuing, the Seller shall be entitled to exercise all voting and corporate rights with respect to the Book-Entry Securities, and the Buyer shall exercise such rights on the Seller's behalf during the time in which the Buyer is the registered holder of such Book-Entry Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Buyer's judgment, would impair the Book-Entry Securities or which would be inconsistent with or result in any violation of any provision of this Agreement.

        (ii) Upon the final termination of the Transaction and the payment of any amounts due hereunder to the Buyer, the Buyer shall register or cause to be registered in the name of the Seller or its designee the Book Entry Securities.

        (c) The Buyer may engage, at the Seller's expense, an independent residual valuation expert to analyze and value the Purchased Assets and the 2003-2 IO during the term of this Agreement.

8.      TAXES; TAX TREATMENT.

        (a) All payments made by the Seller under this Master Repurchase Agreement shall be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority, excluding income taxes, branch profits taxes, franchise taxes or any other tax imposed on the net income by the United States, a state or a foreign jurisdiction under the laws of which the Buyer is organized and/or is operating, or any political subdivision thereof (collectively, "Non-Excluded Taxes"), all of which shall be paid by the Seller for its own account not later than the date when due. If the Seller is required by law or regulation to deduct or withhold any Non-Excluded Taxes from or in respect of any amount payable hereunder, it shall: (a) make such a deduction or withholding; (b) pay the amount so deducted or withheld to the appropriate Governmental Authority not later than the date when due; (c) deliver to the Buyer promptly, original tax receipts and other evidence satisfactory to the Buyer of the payment when due of the full amount of such Non-Excluded Taxes; (d) pay to the Buyer for the ratable benefit of the

Buyer such additional amount as may be necessary so that the Buyer receives, free and clear of all Non-Excluded Taxes, a net amount equal to the amount it would have received under this Agreement if no such deduction or withholding had been made.

        (b) In addition, the Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Master Repurchase Agreement (such taxes, collectively, the "Other Taxes").

        (c) The Seller agrees to indemnify the Buyer for the full amount of Non-Excluded Taxes (including additional amounts with respect thereto) and Other Taxes, and the full amount of Non-Excluded Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 8, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, provided that the Buyer shall have provided the Seller with evidence, reasonably satisfactory to the Seller, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

        (d) Any Buyer that is not incorporated under the laws of the United States, any State thereof, or the District of Columbia (a "Foreign Buyer") shall provide the Seller with properly completed United States Internal Revenue Service ("IRS") Form W-8BEN or W-8SCI or any successor from prescribed by the IRS, certifying that such Foreign Buyer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States on or prior to the date upon which each such Foreign Buyer becomes the Buyer. Each Foreign Buyer will resubmit the appropriate form on the earliest of (A) the third anniversary of the prior submission or (B) on or before the expiration of thirty (30) days after there is a "change in circumstances" with respect to such Foreign Buyer as defined in Treas. Reg. Section 1.1441(e)(4)(ii)(D). For any period with respect to which a Foreign Buyer has failed to provide the Seller with the appropriate form or other relevant document pursuant to this Section 8(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Foreign Buyer shall not be entitled to any "gross up" of Non-Excluded Taxes or indemnification under Section 8(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Foreign Buyer, which is otherwise exempt from a withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Seller shall take such steps as such Foreign Buyer shall reasonably request to assist such Foreign Buyer to recover such Non-Excluded Taxes.

        (e) Without prejudice to the survival or any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this
Section 8 shall survive the termination of this Master Repurchase Agreement. Nothing contained in this Section 8 shall require any Buyer to make available any of its tax returns or other information that it deems to be confidential or proprietary.

        (f) Each party to this Master Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat the Transaction as indebtedness of the Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by the Seller in the absence of an Event of Default by the Seller. All parties to this Master Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment unless required by law.

9.      CONDITIONS PRECEDENT.

        (a) As conditions precedent to the Transaction, the Buyer shall have received, or the following shall have been accomplished, on or before the Closing Date, in form and substance satisfactory to the Buyer and duly executed by the Seller and any third party thereto:

                (i) Each of the Program Documents, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver, and, with respect to the pledge by ABFS to the Buyer of the Holdings Shares, an acknowledgement by ABFS of this amendment and restatement, in form and substance satisfactory to the Buyer;

                (ii) Evidence that all other actions necessary or, in the opinion of the Buyer, desirable to perfect and protect the Buyer's interest in the Purchased Assets and other Collateral have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1;

                (iii) A certified copy of the Seller's corporate resolutions approving the Program Documents and the Transaction, and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Documents;

                (iv) An incumbency certificate of the Seller's corporate secretary certifying the names, true signatures and titles of the Seller's representatives duly authorized to request the Transaction hereunder and to execute the Program Documents and the other documents to be delivered thereunder;

                (v) Opinions of the Seller's counsel as to such matters as the Buyer may reasonably request and in form and substance acceptable to the Buyer, including but not limited to (A) the perfection of the Buyer's security interest and Uniform Commercial Code filings, (B) the enforceability of the Program Documents, (C) the true sale or contribution of the Purchased Assets from (1) ABFS and its Subsidiaries to Trust 2004-1 and (2) Trust 2004-1 to the Seller, (D) the nonconsolidation of (1) ABFS or its Subsidiaries with Trust 2004-1 and
        (2) Trust 2004-1 and the Seller, (E) the status under the Code of this Agreement as a "securities contract", (F) the Investment Company Act (and a re-confirmation of the opinions described in subsections (A) through, and including, (F) hereof, as of the Closing Date), and (G) from Richards, Layton and Finger regarding the Trusts;

                (vi) A description of the intended use by Seller of the proceeds represented by the Initial Securities Purchase Price, in form and substance satisfactory to the Buyer in its sole discretion;

                (vii) Copies of certified resolutions of the Board of Directors of ABFS and the other ABFS Entities party hereto (including any applicable committees thereof) authorizing and approving this Agreement and the Transaction, in form and substance satisfactory to the Buyer;

                (viii) the Buyer and all participants herein or lenders thereto shall have received all Fees (including, without limitation, the Repurchase Option Premium) required to be paid, and reimbursement for all expenses for which invoices have been presented;

                (ix) The Buyer shall have received and determined as satisfactory, prior to the Closing Date, (i) ABFS's annual report and final audited, consolidated financial statements for the fiscal year ended June 30, 2004 substantially in the form filed with the SEC on Form 10-K, together with the opinion thereon of BDO Seidman, LLP; and (ii) all correspondence between ABFS and the SEC regarding ABFS's registration statement on Form S-2, SEC File Number 333-116,742, and any amendments thereto, regarding its retail secured subordinated indebtedness;

                (x) the Buyer or their designee shall have received with respect to the related Purchased Assets and the 2003-2 IO (if applicable) (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to the Buyer and (if applicable) duly executed:

                        (1) The definitive certificate representing ownership of the securities included in the Purchased Assets in the name of the Buyer;

                        (2) Each Governing Agreement with respect to such Purchased Asset and the 2003-2 IO, a list of which is set forth on Schedule III hereto and the Seller shall have delivered all certificates required of the Seller under all such Governing Agreements;

                        (3) Copies of any bond insurer consents with respect to the transfer of the Purchased Assets to the Seller and from the Seller to the Buyer, all in form and substance satisfactory to the Buyer in its sole discretion;

                        (4)     Copies of the Trustee Direction Letters; and

                        (5) Such certificates, opinions of counsel or other documents executed in connection with the Transaction by or on behalf of any ABFS Entity or any other documents that the Buyer may reasonably request in connection therewith;

                (xi) No Default or Event of Default shall have occurred and be continuing;

                (xii) All representations and warranties in the Program Documents hereof shall be true and correct on the Closing Date;

                (xiii) No event or events shall have been reasonably determined by the Buyer to have occurred resulting in the effective absence of a "repo market" for a period of at least two (2) consecutive days respecting loans or mortgage-backed or asset-backed securities such that the Buyer is or was unable after good faith efforts to finance or fund purchases under this Agreement through the "repo market" or the Buyer's customers;

                (xiv) ABFS shall have obtained a "key man" life insurance policy on the life of Anthony J. Santilli, collaterally assigned to the Buyer, in an amount at least equal to $3,000,000;

                (xv) Buyer shall receive prior written notice from the insurer of any termination of ABFS's errors and omissions insurance and fidelity bond;

                (xvi) ABFS shall have received one or more definitive warehouse commitments (or similar financing arrangements) for one or more Additional Warehouse Lines, which Additional Warehouse Lines shall be required to close (and at least one which shall have funded) not later than the Closing Date, and ABFS shall have delivered to the Buyer an Officer's Certificate certifying the same;

                (xvii) There shall not have occurred and be continuing one or more events that, in the reasonable judgment of the Buyer, constitute(s) or should reasonably be expected to constitute, a Material Adverse Effect;

                (xviii) The Seller shall have registered the applicable Purchased Assets in the name of the Buyer. In connection with any account to which the Purchased Assets are credited or otherwise held, the Seller shall execute and deliver such other and further documents or instruments necessary, in the reasonable opinion of the Buyer, to effect and perfect a legally valid delivery of the relevant interest granted therein to Buyer hereunder. Any account to which the Purchased Assets are credited or otherwise shall be designated as the Buyer may direct;

                (xix) Chrysalis and Clearwing Capital, LLC shall have released all of their respective interests in the Purchased Assets and the servicer advances and reimbursement rights granted to ABFS Warehouse Trust 2003-1 on October 14, 2003, such release to be in form and substance satisfactory to the Buyer;

                (xx) An independent director satisfactory to Buyer shall have been appointed with respect to Holdings and amendments to the organizational documents of Holdings satisfactory to the Buyer shall have been adopted;

                (xxi) Information and/or documents satisfactory to the Buyer in its sole discretion shall have been provided by Seller to Buyer regarding and/or evidencing any outstanding Liens with respect to the 2003-2 IO (including but not limited to the 2003-2 Officer's Certificate);

                (xxii) Amendment Number One of the Security Agreement shall have been fully executed and delivered, and the Seller shall have acknowledged and agreed to Buyer's satisfaction that the Pledge Agreement to which Seller is party secures Seller's obligation under this Agreement; and

                (xxiii) A letter agreement in form and substance satisfactory to the Buyer and the Seller pursuant to which the Buyer conditionally agrees to release its security interest in certain Servicer Reimbursement and Fee Collateral related to the securitization referred to as "ABFS Mortgage Loan Trust 2003-1" upon a sale of such assets to a third party unrelated to ABFS shall be executed and delivered.

        (b) The following shall be ongoing conditions required to be satisfied by the Seller throughout the term of this Agreement (including as of the Closing Date):

                (i) No Default or Event of Default shall have occurred and be continuing;

                (ii) All representations and warranties in the Program Documents hereof shall be true and correct;

                (iii) No event or events shall have been reasonably determined by the Buyer to have occurred resulting in the effective absence of a "repo market" for a period of at least two (2) consecutive days respecting loans or mortgage-backed or asset-backed securities such that the Buyer is or was unable to finance or fund purchases under this Agreement through the "repo market" or the Buyer's customers;

                (iv) There shall not have occurred and be continuing one or more events that, in the reasonable judgment of the Buyer, constitute(s) or should reasonably be expected to constitute, a Material Adverse Effect; and

                (v) The Buyer shall have received (A) the financial statements required pursuant to Section 13(c) hereof; (B) current financial statements from the servicers of ABFS's securitizations and warehouse facilities, prepared in accordance with GAAP, along with certifications, which must evidence that each such servicer has a positive net worth (and cover related matters); (C) all data regarding ABFS's or any of its Subsidiaries' outstanding securitizations as Buyer in its sole discretion may request (including but not limited to all servicer or trustee reports regarding same and all loan level and servicing data requested from time to time); (D) any other documents or information requested by Buyer regarding the documents referred to in clauses (B) and (C); and (E) any correspondence between ABFS and the SEC and between ABFS and its bond insurers which the Buyer in its sole discretion may request.

9A.     CONDITIONS SUBSEQUENT.

        The following shall be conditions subsequent required to be satisfied by the Seller on or before Friday, December 24, 2004:

        (a) The Seller shall have executed and delivered an amendment to the ABFS 2003-2 Share Pledge, to which ABFS 2003-2, Inc. shall be joined as a party, in form and substance satisfactory to the Buyer in its sole discretion, pursuant to which ABFS 2003-2, Inc. shall agree not to pledge the 2003-2 IO (except pursuant to the existing pledge in favor EMC pursuant to the 2003-2 sale of servicing to EMC) and ABFS 2003-2, Inc. will covenant not to incur indebtedness or guarantees other than the existing obligation to EMC; and

        (b) A payment direction letter, in form and substance satisfactory to the Buyer in its sole discretion, shall have been delivered by the Seller and ABFS 2003-2, Inc. to the paying agent for the related securitization with respect to all principal, interest, dividends or other distributions to be paid with respect to the 2003-2 IO; and

        (c) The owners of Trust 2004-1 shall amend the 2004-1 Trust Agreement to (i) require the consent of the holder of the 2004-1 P Certificate to actions taken by any other certificateholder of Trust 2004-1 or the depositor thereunder, (ii) restrict all further pledges of the 2004-1 R Certificates and distributions thereon (and, accordingly, the pledge of distributions thereon in favor of the indenture trustees to secure ABFS' secured subordinated indebtedness shall remain in place), and (iii) restrict all transfers of the 2004-1 R Certificates, such amendment to be in form and substance satisfactory to the Buyer in its sole discretion.

10.     RELEASE OF PURCHASED ASSETS.

        Upon timely payment in full of the Repurchase Price and all other Obligations owing with respect to the Purchased Assets by the Termination Date, if no Event of Default has occurred and is continuing, the Buyer shall transfer the Purchased Assets to the Seller or its nominee free and clear of any security interest of the Buyer.

11.     RELIANCE.

        With respect to the Transaction, the Buyer may conclusively rely upon, and shall incur no liability to the Seller in acting upon, any request or other communication that the Buyer reasonably believes to have been given or made by a person authorized to enter into the Transaction on the Seller's behalf, provided that such person is listed on the certificate delivered pursuant to subsection 9(a)(iv) hereof. In each such case, the Seller hereby waives the right to dispute the Buyer's record of the terms of such request or other communication.

12.     REPRESENTATIONS AND WARRANTIES.

        The Seller hereby represents and warrants that:

        (a) DUE ORGANIZATION AND QUALIFICATION. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction under whose laws it is organized. The Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Program Documents, except where failure to so qualify, be in good standing or to so obtain would not be reasonably likely to have a Material Adverse Effect. Neither Seller nor Trust 2004-1 is an entity that may be a debtor under Title 11 of the United States Code, as amended.

        (b) POWER AND AUTHORITY. The Seller has all necessary power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Program Documents and to consummate the Transaction.

        (c) DUE AUTHORIZATION. The execution, delivery and performance of the Program Documents by the Seller has been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.

        (d) NONCONTRAVENTION. None of the execution and delivery of the Program Documents by the Seller or any other ABFS Entity or the consummation of the Transaction:

                (i) conflicts with, breaches or violates any provision of the organizational documents or material agreements of the Seller or such other ABFS Entity or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Seller or its properties;

                (ii) constitutes a material default by the Seller or such other ABFS Entity under any loan or repurchase agreement, mortgage, indenture or other agreement or instrument to which the Seller is a party or by which it or any of its properties is or may be bound or affected; or

                (iii) results in or requires the creation of any Lien upon or in respect of any of the assets of the Seller or such other ABFS Entity except the Lien relating to the Program Documents.

        (e) LEGAL PROCEEDINGS. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator affecting any of the Purchased Assets, the 2003-2 IO, the Seller or any of its Affiliates, pending or threatened, which is reasonably likely to be adversely determined and which, if decided adversely, would have a Material Adverse Effect.

        (f) VALID AND BINDING OBLIGATIONS. Each of the Program Documents to which the Seller is a party, when executed and delivered by the Seller, will constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

        (g) FINANCIAL STATEMENTS. The financial statements of the Seller, ABFS, Holdings and ABC, copies of which have been furnished to the Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Seller as of the dates and for the periods indicated and (iii) have been prepared in accordance with GAAP consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no Material Adverse Change in such financial condition or results of operations. Except as disclosed in such financial statements, the Seller is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change with respect to the Seller, provided, to the extent that the September 30, 2004 financial statements reflect a loss of between $25,000,000 and $30,000,000, the existence and amount of such loss alone shall not constitute a Material Adverse Change.

        (h) ACCURACY OF INFORMATION. None of the documents or information prepared by or on behalf of the Seller or any of its Affiliates and provided by the Seller or any of its Affiliates to the Buyer relating to the Seller's or any such Affiliate's financial condition contain any statement of a material fact with respect to the Seller or any such Affiliate or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to the Seller or any such Affiliate that would render any of such documents or information untrue or misleading in any material respect.

        (i) NO CONSENTS. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person (including bond insurers in the securitizations relating to the Purchased Assets), is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of any other Program Document, other than any that have heretofore been obtained, waived, given or made.

        (j) COMPLIANCE WITH LAW, ETC. No practice, procedure or policy employed or proposed to be employed by the Seller in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Effect.

        (k) SOLVENCY; FRAUDULENT CONVEYANCE. The Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, the Seller will not be left with an unreasonably small amount of capital with which to engage in its business. The Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. The Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Seller or any of its assets. The amount of consideration being received by the Seller upon the sale of the Purchased Assets to the Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. The Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors.

        (l) INVESTMENT COMPANY ACT COMPLIANCE. None of the Seller, Trust 2004-1, ABFS Warehouse Trust 2003-1, ABFS, ABC or Holdings is required to be registered as an "investment company" as defined under the Investment Company Act or as an entity under the control of an "investment company" as defined under the Investment Company Act.

        (m) TAXES. Each ABFS Entity or applicable Affiliate thereof has filed all federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due with respect to the Purchased Assets (other than for taxes that are being contested in good faith or for which it has established adequate reserves). Any taxes, fees and other governmental charges payable by any ABFS Entity or applicable Affiliate thereof in connection with the Transaction and the execution and delivery of the Program Documents have been paid.

        (n) ADDITIONAL REPRESENTATIONS. With respect to each Purchased Asset and the 2003-2 IO, the Seller hereby makes all of the representations and warranties set forth in Exhibit B continuously while such Purchased Asset or the ABFS 2003-2 Shares are subject to the Transaction; and the Seller understands that if the substance of any such representation or warranty ceases to be true because of events occurring while such Purchased Asset is subject to the Transaction, the Market Value thereof could be adversely affected.

        (o) NO BROKER. The Seller has not dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement; provided, that if the Seller has dealt with any broker, investment banker, agent, or other person, except for the Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement, such commission or compensation shall have been paid in full by the Seller.

        (p) NET WORTH. The Net Worth of ABFS as of the fiscal quarter ending September 30, 2004 was at least $10,000,000.

        (q) TRUE SALES. Any and all interest of any ABFS Entity or any Affiliate thereof (other than the Seller) in, to and under the Purchased Assets had, immediately prior to the Transaction, been sold, transferred, conveyed and assigned to the Seller pursuant to a legal true sale or contribution and no ABFS Entity nor any other Person (other than the Seller) retained, immediately prior to the Transaction, any interest in such Purchased Assets and this is covered by an opinion of counsel to that effect in form and substance reasonably acceptable to the Buyer.

        (r) CHARACTERIZATION OF THE TRANSACTION. The Transaction is a "forward contract" as that term is defined in Section 101 of Title 11 of the USC, and a "securities contract" as that term is defined in Section 741 of Title 11 of the USC. The Buyer's right to liquidate the Purchased Assets delivered to it in connection with the Transaction hereunder or to exercise any other remedies pursuant to Section 19 hereof is a contractual right to liquidate the Transaction as described in Sections 555 of Title 11 of the USC.

        The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to the Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement.

13.     COVENANTS.

        On and as of the date of this Agreement and continuously until this Agreement is no longer in force with respect to the Transaction, each ABFS Entity hereby covenants with the Buyer as follows:

        (a) PRESERVATION OF EXISTENCE; COMPLIANCE WITH LAW. Such ABFS Entity shall:

                (i) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

                (ii) Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and

                (iii) Maintain all licenses, permits or other approvals necessary for the Seller to conduct its business and to perform its obligations under the Program Documents, and conduct its business strictly in accordance with applicable law, except where failure to do so would not be reasonably likely to have a Material Adverse Effect.

        (b) NOTICE OF PROCEEDINGS OR ADVERSE CHANGE. Such ABFS Entity shall give notice to the Buyer promptly after a Responsible Officer thereof has any knowledge of:

                (i) the occurrence of any Default or Event of Default or default or breach by such ABFS Entity of any obligation under any Program Document, or the occurrence or existence of any event or circumstance that such ABFS Entity reasonably expects will with the passage of time become a Default, Event of Default or such a default or breach by it;

                (ii) any change in the insurance coverage required of such ABFS Entity pursuant to any Program Document, with copy of evidence of same attached;

                (iii) (a) any default or event of default under any Indebtedness of it, (b) within ten (10) calendar days after service of process with respect to the same, any litigation, investigation, regulatory action or proceeding that is pending or threatened by or against such ABFS Entity in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default, or (c) any Material Adverse Effect with respect to the Seller or ABFS;

                (iv) within ten (10) calendar days after service of process with respect to the same, any litigation or proceeding that is pending or threatened against such ABFS Entity (a) in which the amount involved exceeds $50,000 and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any Collateral, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                (v) and, as soon as reasonably possible, notice of any of the following events:

                        (1) any material change in accounting policies or financial reporting practices of the it;

                        (2) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the Collateral.

                (vi) the occurrence of any material employment dispute and a description of the strategy for resolving it; and

                (vii) any event, circumstance or condition that has resulted, or has the possibility of resulting, in a Material Adverse Effect.

        (c) FINANCIAL REPORTING. Such ABFS Entity shall maintain a system of accounting established and administered in accordance with GAAP, and shall clearly reflect therein the transfer of Purchased Assets to the Buyer. ABFS shall furnish to the Buyer:

                (i) Within ninety (90) days after the close of each fiscal year, the consolidated, audited balance sheets of ABFS as of the end of each fiscal year, and the audited financial statements of income and changes in equity of ABFS, and the audited statement of cash flows of ABFS, for such fiscal year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;

                (ii) Within forty-five (45) days after the close of each of ABFS's first three fiscal quarters in each fiscal year unaudited balance sheets and income statements, for the period from the beginning of such fiscal year to the end of such fiscal year, subject, however, to normal year-end adjustments and the inclusion of footnotes, and certified by an executive officer of ABFS;

                (iii) Within thirty (30) days after the end of each calendar month, the unaudited balance sheets of ABFS as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for ABFS for such period and the portion of the fiscal year through the end of such period, subject, however, to year end adjustments and the inclusion of footnotes, and certified by an executive officer of ABFS;

                (iv) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (ii) above, or monthly upon the Buyer's request, a certificate in the form of Exhibit A hereto and certified by an executive officer of ABFS and the Seller;

                (v) Copies of any 10-Ks, 10-Qs, registration statements and other "corporate finance" SEC filings (other than 8-Ks) by ABFS, within five (5) Business Days of their filing with the SEC; provided, that, the Seller or any Affiliate will provide the Buyer with a copy of the annual 10-K filed with the SEC by ABFS no later than 90 days after the end of the year; and

                (vi) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of ABFS and the Seller as the Buyer may reasonably request.

        (d) FURTHER ASSURANCES. Such ABFS Entity shall execute and deliver to the Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Such ABFS Entity shall do all things necessary to preserve the Collateral so that such ABFS Entity remains subject to a first priority perfected security interest hereunder. Without limiting the foregoing, (i) such ABFS Entity will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws, and (ii) each ABFS Entity as applicable agrees to fully cooperate on a time-of-the-essence basis with the Buyer and any of its designees in connection with any exercise of the rights provided for in clause (i) of the definition of Purchased Assets, including, without limitation, in respect of (x) the preparation of due diligence and marketing materials for the disposition by Buyer to third parties of the related mortgage loans (and any real property) and servicing rights related thereto; (y) the provision of responses to questions from prospective buyers of the related mortgage loans (and any real property) regarding origination and prior servicing practices; and
(z) the preparation of appropriate conveyance documents for such dispositions, all in accordance with prudent and customary secondary mortgage market practices. Such ABFS Entity will not allow any default for which the Seller is responsible to occur under any Collateral document or any Program Document and such ABFS Entity shall fully perform or cause to be performed when due all of its obligations under any Collateral document or the Program Documents.

        (e) TRUE AND CORRECT INFORMATION. All information, reports, exhibits, schedules, financial statements or certificates of ABFS or any of its Subsidiaries or any of their officers furnished to the Buyer hereunder and during the Buyer's diligence of ABFS (when taken as a whole) are and will be true and complete and do not and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by such ABFS Entity to the Buyer pursuant to any Program Document shall, except as otherwise specifically permitted herein, be prepared in accordance with GAAP.

        (f) BOOKS AND RECORDS. Such ABFS Entity shall, to the extent practicable, maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Collateral.

        Upon reasonable advance notice from the Buyer, such ABFS Entity shall
(x) make any and all such Records available to the Buyer to examine any such Records, either by their own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, (y) permit the Buyer or its authorized agents to discuss the affairs, finances and accounts of ABFS and the Seller with their chief operating officers and chief financial officers and to discuss the affairs, finances and accounts of ABFS and the Seller with their independent certified public accountants.

        (g) ILLEGAL ACTIVITIES. Such ABFS Entity has not engaged, is not engaging, and shall not in the future engage in any conduct or activity that could subject its assets to forfeiture or seizure, including without limitation, conduct or activities in violation of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, anti-money laundering laws and regulations (including the USA PATRIOT Act of 2001 and the regulations issued thereto), or narcotic drug laws.

        (h) MATERIAL CHANGE IN BUSINESS. Such ABFS Entity shall not make any material change in the nature of its business as carried on at the date hereof.

        (i) ASSIGNMENt. Except as permitted herein, such ABFS Entity shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or Lien on or otherwise encumber (except pursuant to the Program Documents), any of the Purchased Assets or any interest therein, provided that this Section 13(i) shall not prevent any transfer of Purchased Assets in accordance with the Program Documents.

        (j) TRANSACTIONS WITH AFFILIATES. Such ABFS Entity shall not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (except for (i) the acquisition of equity or stock or warrants of an Affiliate and (ii) the payment of dividends, in either case, in the ordinary course of business, and (iii) the purchase or sale of loans in the ordinary course of business which is a true sale and does not constitute a fraudulent conveyance) unless such transaction is (a) not otherwise expressly prohibited under this Agreement, (b) in the ordinary course of its business and (c) upon fair and reasonable terms no less favorable to the Seller than such ABFS Entity would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 13(j) to any Affiliate.

        (k) ERISA MATTERS. Such ABFS Entity shall not establish, maintain or contribute to, any Plans or Multiemployer Plans.

        (l) CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Such ABFS Entity shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that such ABFS Entity may merge or consolidate with (a) any wholly owned subsidiary of it, or (b) any other Person if such ABFS Entity is the surviving corporation or shareholders of the ABFS Entity immediately prior to the merger continue to own a majority of the voting shares of the surviving corporation; and provided further that if after giving effect thereto, no Event of Default would exist hereunder.

        (m) REPORTS. The Seller shall promptly deliver to the Buyer (unless received from the Buyer) (a) any report received by or required to be delivered by such ABFS Entity pursuant to the Governing Agreements at the same time as required thereunder; (b) any notice of transfer of servicing under the Governing Agreement and (c) any other such document or information as may be reasonably requested by the Buyer from time to time.

        (n)     TAXES.

                (i) Such ABFS Entity shall timely pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon such ABFS Entity or upon its income and profits or upon any of its property, real, personal or mixed (including without limitation, the Collateral) or upon any part thereof; as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

                (ii) Such ABFS Entity shall file on a timely basis all tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of such ABFS Entity in any applicable jurisdiction.

        (o) SUBORDINATED INDEBTEDNESS. ABFS shall maintain an effective registration statement with the SEC for retail subordinated indebtedness with availability of at least $30,000,000 at all times following December 31, 2004. In addition, ABFS shall not be unable for any reason to sell or issue subordinated debentures or senior collateralized subordinated notes under any existing Sub-debt Indentures (defined in the Chrysalis Loan Agreement as all indentures entered into prior to the closing date of that credit facility between ABFS and U.S. Bank National Association) or any other similar future indentures (A) on or after December 10, 2004, for more than three (3) consecutive weeks or (B) on more than two (2) occasions during the term of this Agreement irrespective of the length of time of such two occasions;

        (p) NASDAQ LISTING STATUS. ABFS shall at all times satisfy all requirements for maintaining ABFS's Nasdaq listing status subject to the cure period or appeal process provided in Section 18(t) hereof; (q) KEY EMPLOYEES. ABFS shall retain Anthony J. Santilli, Jeffrey Ruben and Albert Mandia in their current positions at ABFS at all times or shall replace such employees with successors acceptable to the Buyer in its reasonable discretion;

        (r) INSURANCE. ABFS shall maintain at all time levels of general liability, errors and omissions and fidelity bond coverage no lower than the levels of coverage maintained by ABFS as of the Closing Date; in addition, ABFS shall maintain in force a "key man" life insurance policy on the life of Anthony
J. Santilli, ABFS collaterally assigned to the Buyer, in an amount at least equal to $3,000,000;

        (s) LINES OF BUSINESS. The Seller will not engage in any line or lines of business activity other than the businesses specifically permitted by the trust agreement constituting the Seller in effect as of the Interim Closing Date; and

        (t) MAINTENANCE OF SEPARATENESS. The Seller acknowledges that the Buyer is relying upon and will continue to rely on the separate legal identity and the separate assets of the Seller as distinguished from any other Person. The Seller agrees that its business shall be operated and its affairs shall be conducted in such a manner that its assets and liabilities can be readily determined and shall not be substantively consolidated with those of any other Person in the event of the bankruptcy or insolvency of the Seller or such other Person. Without limiting the foregoing, the Seller shall conduct its business in its own name, maintain its books and records separate from those of any other Person, maintain its bank accounts separate from those of any other Person, maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, pay its own liabilities and expenses only out of its own funds, enter into a transaction with an Affiliate only if such transaction is intrinsically fair, commercially reasonable and on the same terms as would be available in an arm's length transaction with a Person or entity that is not an Affiliate, allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, hold itself out as a separate entity, maintain adequate capital in light of its contemplated business operations and observe all other appropriate entity and other organizational formalities.

        (u) ABFS 2003-2, INC. The Seller shall cause dividends to be declared and paid on the ABFS 2003-2 Shares upon receipt of payments on the 2003-2 IO, and direct such cash flow to the Buyer to satisfy the Obligations. If, at the time such cash flow is received by the Buyer, no Event of Default exists, then the Buyer will promptly remit such amount to the Seller net of any amounts necessary to cover a Margin Deficit, a shortfall in a Minimum Monthly Paydown, and any other amount(s) due to the Buyer hereunder. The Seller further undertakes to prohibit the incurrence of any indebtedness, whether direct or contingent, by ABFS 2003-2, Inc., and to exercise its control rights with respect to ABFS 2003-2, Inc. so as to prevent any further pledge with respect to the 2003-2 IO, other than the existing indebtedness and encumbrances in favor of EMC, and the Obligations. The Seller also hereby acknowledges and agrees that, from the Closing Date, references in the ABFS 2003-2 Share Pledge are deemed to be references to this Agreement.

14.     [RESERVED]

15.     CHANGE OF LAW.

        If the Buyer determines in its sole discretion that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Buyer's capital or on the capital of any Affiliate of the Buyer as a consequence of such Change in Law on this Agreement, then from time to time the Seller will compensate the Buyer or the Buyer's Affiliate, as applicable, for such reduced rate of return suffered as a consequence of such Change in Law. The Buyer shall provide the Seller with prompt notice as to any Change in Law. Notwithstanding any other provisions in this Agreement, in the event of any such Change in Law the Seller will have the right to terminate the Transaction (and in connection therewith pay the Quarterly Maintenance Fee (if any), the Repurchase Price and any other Obligations) as of a date selected by the Seller, which date shall be deemed to be the Termination Date.

16.     [RESERVED]

17.     REPURCHASE TRANSACTIONS.

         The Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of the Buyer's choice, in all cases subject to the Buyer's obligation to reconvey the Purchased Assets (and not substitutes therefor) on or before, as applicable, the Termination Date.

18.     EVENTS OF DEFAULT.

        With respect to the Transaction covered by or related to this Agreement, the occurrence of any of the following events shall constitute an "Event of Default":

        (a) FAILURE TO MAKE REQUIRED PAYMENTS AND/OR REPURCHASE PURCHASED ASSETS. The Seller fails to (i) pay the accrued Price Differential pursuant to Sections 4 and 5 hereof or otherwise no less frequently than the 25th day of each month and on the Termination Date, (ii) pay the Minimum Monthly Paydowns pursuant to Sections 5 and 6 hereof (no later than the second Business Day after the 25th day of each month); (iii) repurchase the Purchased Assets on the Termination Date, (iv) pay any Fees when due or (v) perform its other obligations under Sections 5, 6, 22 or 24 hereof;

        (b) IMMEDIATE COVENANT DEFAULT. The Seller fails to perform, comply with or observe any term, covenant or agreement applicable to the Seller contained in any of Sections 13(a)(i) or 13(g), (i) or (l);

        (c) FAILURE TO SATISFY ONGOING CONDITIONS; ADDITIONAL COVENANT DEFAULTS. The Seller otherwise fails to comply with any of the requirements of Sections 9(b)(iii), 9(b)(v) or 13(a) (except (a)(i)), and such default continues unremedied for a period of five (5) Business Days; or the Seller fails to perform, observe or comply with any other covenant or agreement contained in this Agreement or any other Program Document and such failure is not cured within ten (10) Business Days; or the Seller fails to comply with any of the conditions subsequent in Section 9A;

        (d) REPRESENTATION AND WARRANTY BREACH. Any representation or warranty made by ABFS or the Seller (or any of their officers) in the Program Documents or in any other document prepared by the Seller pursuant thereto shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

        (e) APPOINTMENT OF CUSTODIAN OR SIMILAR OFFICIAL OR OCCURRENCE OF OTHER INSOLVENCY EVENTS. A custodian, receiver, conservator, liquidator, trustee, sequestrator or similar official for any ABFS Entity, including the Seller, or of any ABFS Entity's Property, is appointed or takes possession of such Property; or any ABFS Entity generally fails to pay such ABFS Entity's debts as they become due, as applicable, or any ABFS Entity is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code, or any successor or similar applicable statute, or any administrative insolvency scheme, against any ABFS Entity; or any of ABFS's or any ABFS Entity's Property is sequestered by court or administrative order; or a petition is filed against any ABFS Entity under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, moratorium, delinquency or liquidation law of any jurisdiction, whether now or subsequently in effect; provided that, if any event described in this subsection (f) is not voluntarily caused or consented to by ABFS or an applicable Subsidiary a 30-day cure period shall be applicable to stay or discharge such event;

        (f) FILING OF BANKRUPTCY OR SIMILAR PROCEEDINGS; INVESTMENT COMPANY ACT. Any (i) ABFS Entity files a voluntary petition in bankruptcy, seeks relief under any provision of any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official for any ABFS Entity, or of all or any part of any ABFS Entity's Property; or makes an assignment for the benefit of any ABFS Entity's creditors; or (ii) of the Seller, Trust 2004-1, ABFS Warehouse Trust 2003-1, ABFS, ABC or Holdings shall be required to be registered as an "investment company" as defined under the Investment Company Act or as an entity under the control of an "investment company" as defined under the Investment Company Act;

        (g) JUDGMENTS. A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate (which is not insured) shall be rendered against any ABFS Entity by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and no ABFS Entity shall, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal;

        (h) CONDEMNATION OR OTHER GOVERNMENTAL ACTION. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any ABFS Entity, or shall have taken any action to displace the management of any ABFS Entity or to curtail its authority in the conduct of the business of such ABFS Entity, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any ABFS Entity, as an issuer, buyer or a seller/servicer of the Purchased Assets, the 2003-2 IO or similar securities, and such action provided for in this subsection (i) shall not have been discontinued or stayed within 30 days;

        (i) CROSS-DEFAULT. Any ABFS Entity shall be in breach of or default under (i) any Indebtedness or Interest Rate Protection Agreement between any ABFS Entity, on the one hand, and Buyer or any of the Buyer's Affiliates, on the other hand, (ii) any Indebtedness of any ABFS Entity which default (1) involves the failure to pay a matured obligation in an amount in excess of $50,000, or
(2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (iii) any agreement allowing EMC Mortgage Corporation to make any claim or exercise any remedies with respect to the 2003-2 IO or ABFS 2003-2, Inc., or (iv) any Program Document;

        (j) MATERIAL ADVERSE CHANGE. Any Material Adverse Change shall have occurred with respect to ABFS, in each case as determined by the Buyer in its sole good faith discretion; or any other condition shall exist which, in the Buyer's sole good faith discretion, constitutes a material impairment of the Seller's ability to perform its obligations under this Agreement;

        (k) INABILITY TO PERFORM, OR REPUDIATION OF, OBLIGATIONS. ABFS or the Seller shall admit its inability to, or intention not to, perform any of its Obligations;

        (l) LIENS. The Seller or any grantor of Collateral shall grant, or suffer to exist, any Lien on any Collateral (except the Lien in favor of the Buyer), or this Agreement shall for any reason cease to create a valid, first priority security interest in any portion of the Purchased Assets or Collateral purported to be covered hereby;

        (m) ENFORCEABILITY. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than the Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than the Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder;

        (n) GOING CONCERN. ABFS's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of ABFS as a "going concern" or a reference of similar import;

        (o) CHANGE IN CONTROL. The aggregate ownership interests in the Seller owned by Trust 2004-1, whether directly or indirectly, shall be less than 100% of the total equity interests of the Seller, or the aggregate ownership interests in Trust 2004-1 shall be owned by persons or entities other than Holdings, American Business Mortgage Services, Inc. and HomeAmerican Credit, Inc., dba Upland Mortgage Inc.

        (p) CHANGE IN BUSINESS. ABFS shall state its intention to materially alter or discontinue its business, operations or any line of business as currently conducted;

        (q) CHANGE IN MANAGEMENT. At any time, any of the following persons are no longer officers of ABFS holding the positions they occupied on the Interim Closing Date: Anthony J. Santilli, Jeffrey Ruben and Albert Mandia, unless replacements acceptable to the Buyer in its reasonable discretion have been made with respect to each such officer;

        (r) LOSS OF SERVICING RIGHTS. More than (A) two (2) servicing agreements for which any ABFS Entity or Affiliate thereof acts as a servicer in a securitization, or (B) one (1) servicing agreement for which any ABFS Entity or Affiliate thereof acts as a servicer for a warehouse facility of ABFS or any of its Subsidiaries, is or are terminated for cause or an event of default; and

        (s) NASDAQ LISTING STATUS. The covenant contained in Section 13(p) shall have been breached; provided, ABFS shall have a cure period for such breach equal to such cure period or appeal process as is provided in NASDAQ's listing standards and/or regulations to re-establish ABFS's listing status, evidence of which shall be provided to the Buyer by ABFS or the Seller.

19.     REMEDIES.

        Upon the occurrence, and during the continuance, of an Event of Default, the Buyer, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Event of Default pursuant to Section 18(e) or (f) hereof), shall have any or all of the following rights and remedies, which may be exercised by the Buyer; provided that an Event of Default shall be deemed to be continuing unless expressly waived by the Buyer in writing:

        (a) The Termination Date for the Transaction shall be deemed immediately to occur.

        (b) The Seller's obligations hereunder to repurchase all Purchased Assets at the Repurchase Price therefor on the Termination Date shall thereupon become immediately due and payable; any remaining obligation of the Buyer to release the Holdback Amount shall terminate, all Income paid after such exercise or deemed exercise shall be retained by the Buyer and applied to the aggregate Repurchase Price and any other Obligations hereunder; the Seller shall immediately deliver to the Buyer or its designee all Income then held by the Seller or an Affiliate thereof and deliver any and all original papers, records and files relating to the Purchased Assets subject to the Transaction then in the Seller's possession and/or control, as well as all proceeds of the 2003-2 IO and the ABFS 2003-2 Shares; and all right, title and interest in and entitlement to such Purchased Assets shall be deemed transferred to the Buyer.

        (c) The Buyer may at its option either exercise or, at the Seller's expense, engage a third party to exercise on behalf of the Buyer, any of the rights described in clause (ii) of the definition of Purchased Assets, and the Seller, ABC and their applicable Affiliates shall cooperate fully with the Buyer and/or such third party therein, on a time-of-the-essence basis.

        The Buyer may (A) sell, on or following the Business Day following the date on which the Repurchase Price became due and payable pursuant to Section 19(b) without notice or demand of any kind, at a public or private sale and at such price or prices as the Buyer may reasonably deem satisfactory in its sole discretion any or all Purchased Assets or (B) on or following such Business Day, in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder. The Seller shall remain liable to the Buyer for any amounts that remain owing to the Buyer following a sale and/or credit under the preceding sentence. The proceeds of any disposition of Purchased Assets shall be applied first to the reasonable costs and expenses incurred by the Buyer in connection with or as a result of an Event of Default; second to breakage costs of cover and/or related hedging transactions; third to the aggregate Repurchase Price; fourth to all other Obligations hereunder; and fifth to the Seller. The Seller acknowledges and agrees that the Buyer has entered into the Transaction in reliance upon the Seller's representation and warranty in Section 12(r).

        The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of the Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, the Buyer may elect the time and manner of liquidating any Purchased Asset and nothing contained herein shall obligate the Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or constitute a waiver of any right or remedy of the Buyer.

        (c) The Seller hereby acknowledges, admits and agrees that the Seller's obligations under this Agreement are recourse obligations of the Seller to which the Seller pledges its full faith and credit. In addition to their rights hereunder, the Buyer shall have the right to proceed against any of the Seller's assets which may be in the possession of the Buyer, any of the Buyer's Affiliates or its designee, including the right to liquidate such assets and to set-off the proceeds against monies owed by the Seller to the Buyer pursuant to this Agreement. The Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets, any other Collateral or its proceeds and all other sums or obligations owed by the Buyer to the Seller hereunder against all of the Seller's Obligations to the Buyer, whether under this Agreement or under any other agreement between the parties, or otherwise, whether or not such Obligations are then due, without prejudice to the Buyer's right to recover any deficiency.

        The Buyer may direct all Persons servicing the Purchased Assets to take such action with respect to the Purchased Assets as the Buyer determines appropriate.

        The Seller shall be liable to the Buyer for the amount of all expenses (plus interest thereon at a rate equal to the Default Rate), and reasonable foreseeable consequential damages, including, without limitation, all costs and expenses incurred within 30 days of the Event of Default in connection with hedging or covering transactions related to the Purchased Assets.

        The Seller shall cause all sums received by it with respect to the Purchased Assets to be deposited with the Buyer (or such other Person as the Buyer may direct) after receipt thereof.

        The Buyer shall without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Purchased Assets and any other Collateral or any portion thereof, collect the payments due with respect to the Purchased Assets and any other Collateral or any portion thereof, and do anything that the Buyer is authorized hereunder to do. The Seller shall pay all costs and expenses incurred by the Buyer in connection with the appointment and activities of such receiver.

        The Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller hereby expressly waives, to the extent permitted by law, any right the Seller might otherwise have to require the Buyer to enforce its rights by judicial process. The Seller also waives, to the extent permitted by law, any defense (other than a defense of payment or performance) the Seller might otherwise have to the Obligations, arising from use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Assets and any other Collateral or from any other election of remedies. The Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

        The Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws in equity. The Seller acknowledges and agrees that (A) the Custodian is a third party beneficiary of this Agreement and (B) under such circumstances and conditions as may be agreed from time to time by Buyer and Custodian upon notice to Seller, Custodian may exercise on behalf of Buyer any of the rights and remedies of Buyer under this Agreement. Any such notice (i) shall be given by Buyer and (ii) may be concurrent with such exercise; provided, however, that such notice shall be deemed to have been given immediately prior to an Insolvency Event.

        Upon the occurrence, and during the continuance, of an Event of Default, the Buyer shall have, except as otherwise expressly provided in this Agreement, the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind other than as expressly set forth herein, all of which are hereby expressly waived by the Seller.

        The Seller hereby authorizes the Buyer, at the Seller's expense, to file such financing statement or statements relating to the Purchased Assets and the other Collateral without the Seller's signature thereon as the Buyer at its option may deem appropriate, and appoints the Buyer as the Seller's attorney-in-fact to execute any such financing statement or statements in the Seller's name and to perform all other acts which the Buyer deems appropriate to perfect and continue the lien and security interest granted hereby and to protect, preserve and realize upon the Purchased Assets and the Collateral. This power of attorney is coupled with an interest and is irrevocable without the Buyer's consent.

20.     DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE.

        No failure on the part of the Buyer to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Buyer of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of the Buyer provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby, and are not conditional or contingent on any attempt by the Buyer to exercise any of its rights under any other related document. The Buyer may exercise at any time after the occurrence, and during the continuance, of an Event of Default, one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

21.     USE OF EMPLOYEE PLAN ASSETS.

        The Buyer represents and warrants to the Seller and the Seller represents and warrants to the Buyer that (a) it is not and will not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and (b) it is not using and will not use "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 to engage in the Agreement or the Transaction hereunder.

22.     INDEMNITY.

        (a) The Seller agrees to pay as and when billed by the Buyer (i) the reasonable fees and expenses of counsel for the Buyer in connection with the preparation, execution, delivery, modification and amendment of this Agreement, with respect to the perfection, protection or preservation of rights or interests under this Agreement, with respect to negotiations with the Seller or with other creditors of the Seller or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default, and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Buyer in connection with the enforcement of this Agreement, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Buyer) whether or not the transactions contemplated hereby are consummated.

        (b) The Seller agrees to indemnify and hold harmless the Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or other proceeding (whether or not such Indemnified Party is a party thereto) relating to, resulting from or arising out of the Seller's non-performance under any of the Program Documents and all other documents related thereto, any breach of a representation or warranty of the Seller or the Seller's officer in this Agreement or any other Program Document, and all actions taken pursuant thereto) the Transaction, the actual or proposed use of the proceeds of the Transaction, this Agreement or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Seller also agrees not to assert any claim against the Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, or the actual or proposed use of the proceeds of the Transaction. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

        (c) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this
Section 22 shall survive the payment in full of the Repurchase Price and all other Obligations and delivery of the Purchased Assets by the Buyer against full payment therefor.

23.     WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS.

        The Seller hereby expressly waives, to the fullest extent permitted by law, every statute of limitation on a deficiency judgment, any reduction in the proceeds of any Purchased Assets as a result of restrictions upon the Buyer contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Purchased Assets shall be disposed of in the event of any disposition pursuant hereto.

24.     REIMBURSEMENT.

        All sums reasonably expended by the Buyer in connection with the exercise of any right or remedy provided for herein shall be and remain the Seller's obligation. The Seller agrees to pay, with interest at the Default Rate to the extent that a Default has occurred, the reasonable out-of-pocket expenses and reasonable attorneys' fees incurred by the Buyer in connection with the enforcement of the Program Documents, the taking of any action, including legal action, required or permitted to be taken by the Buyer pursuant thereto, or any refinancing or restructuring in the nature of a "workout". If the Buyer determines that, due to the introduction of, any change in, or the compliance by the Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to the Buyer in engaging in the Transaction, then the Seller agrees to pay to the Buyer, from time to time, upon demand by the Buyer the actual cost of additional amounts as specified by the Buyer to compensate the Buyer for such increased costs. In addition, the Buyer shall promptly notify the Seller if any events in clause (i) or (ii) of this
Section 24 occur.

        In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, upon any amount becoming due and payable by the Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any Affiliate thereof to or for the credit or the account of the Seller or any Affiliate thereof. The Buyer agrees promptly to notify the Seller after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.

25.     FURTHER ASSURANCES.

         The Seller agrees to do such further acts and things and to execute and deliver to the Buyer such additional assignments, acknowledgments, agreements, powers and instruments as are reasonably required by the Buyer to carry into effect the intent and purposes of this Agreement, to perfect the interests of the Buyer in the Purchased Assets or to better assure and confirm unto the Buyer its rights, powers and remedies hereunder.

26.     ENTIRE AGREEMENT; PRODUCT OF NEGOTIATION.

        This Agreement supersedes and integrates all previous negotiations, contracts, agreements and understandings between the parties relating to a sale and repurchase of the Purchased Assets thereto (other than those contained in that certain letter agreement dated December 14, 2004 between ABFS and the Buyer and those referred to in Sections 4(a) and 36), and it, together with the other Program Documents and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties with respect to the Transaction. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

27.     TERMINATION.

        This Agreement shall terminate upon the occurrence of the earliest of
(i) Wednesday, June 26, 2006, (ii) at the Buyer's option, upon the occurrence of an Event of Default, (iii) the date determined by the Seller in accordance with
Section 15, and (iv) the date all Obligations due and to become due under this Agreement have irrevocably been paid to Buyer (such date, the "Termination Date"). No termination shall affect the Seller's outstanding Obligations to the Buyer or the Buyer's rights and remedies in respect thereof at the time of such termination. The Seller's obligations to indemnify the Buyer pursuant to this Agreement shall survive the termination hereof.

28.     ASSIGNMENT; PARTICIPATIONS.

        (a) Subject to that certain side letter between the Buyer and ABFS dated as of the Interim Closing Date regarding assignments and participations, the Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents; provided, that the Buyer shall maintain, for review by the Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by the Buyer and its assignee (an "Assignment and Acceptance"), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of the Buyer hereunder, and (b) the Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of the Buyer which assumes the obligations of the Buyer or (ii) to another Person which assumes the obligations of the Buyer, be released from its obligations hereunder and under the Program Documents. Unless otherwise stated in the Assignment and Acceptance, the Seller shall continue to take directions solely from the Buyer. The Buyer may distribute to any prospective assignee any document or other information delivered to the Buyer by the Seller.

        (b) The Buyer may sell participations to one or more Persons in or to all or a portion of their rights and obligations under this Agreement; provided, however, that (i) the Buyer's obligations under this Agreement shall remain unchanged, (ii) the Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Seller shall continue to deal solely and directly with the Buyer in connection with the Buyer's rights and obligations under this Agreement.

        (c) The Buyer may, in connection with any participation or proposed participation pursuant to this Section 28, disclose to the assignee or participant or proposed participant, as the case may be, any information relating to the Seller or any of its Affiliates or to any aspect of the Transaction that has been furnished to the Buyer by or on behalf of the Seller or any of its Affiliates; provided that such participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

29.     AMENDMENTS, ETC.

        No amendment or waiver of any provision of this Agreement nor any consent to any failure to comply herewith or therewith shall in any event be effective unless the same shall be in writing and signed by the Seller and the Buyer, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

30.     SEVERABILITY.

        If any provision of any Program Document is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision of the Program Documents, and each Program Document shall be enforced to the fullest extent permitted by law.

31.     BINDING EFFECT; GOVERNING LAW.

        This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations under this Agreement or any other Program Document without the prior written consent of the Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

32.     CONSENT TO JURISDICTION.

        THE SELLER HEREBY WAIVES TRIAL BY JURY. THE SELLER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS IN ANY ACTION OR PROCEEDING. THE SELLER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THE SELLER MAY HAVE TO, NON-EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM DOCUMENTS.

33.     NOTICES AND OTHER COMMUNICATIONS.

        Except as provided herein, any notice required or permitted by this Agreement shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation (without error message) of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth below:

if to any ABFS Entity:

                      c/o American Business Financial Services, Inc. The Wanamaker Building
                      100 Penn Square East, 8th Floor
                      Philadelphia, Pennsylvania  19109
                      Attention: Jeffrey M. Ruben
                      Tel: (215) 940-4502
                      Fax: (215) 940-3244


                      with a copy to:

                      Lawrence F. Flick, II, Esq.
                      Blank Rome LLP
                      One Logan Square
                      Philadelphia, PA 19103
                      Tel: 215.569.5556
                      Fax: 215.832.5556

if to the Buyer:

                      The Patriot Group, LLC
                      28 Thorndal Circle
                      Darien, CT 06820
                      Attn: Bruce Katz
                      Tel: 203-656-4395
                      Fax: 203-656-4263

                      with a copy to:

                      Jeffrey J. Murphy, Esq.
                      Thacher Proffitt & Wood LLP
                      Two World Financial Center
                      New York, N.Y. 10281
                      Tel: 212-912-7469
                      Fax: 212-912-7751

        The financial statements, monthly certifications and other reports and information required to be delivered by the Seller to the Buyer pursuant to
Section 13 of this Agreement shall also be delivered by the Seller to the Buyer at the address listed above, as such address or facsimile transmission number may be changed by like notice.

34.     CONFIDENTIALITY.

        The Buyer and the Seller hereby acknowledge and agree that (a) all written or computer-readable information provided by one party to any other regarding the terms set forth in this Agreement or the Transaction contemplated hereby and (b) all information and materials provided by one party to the other in connection with this Agreement and the Transaction contemplated hereby which are non-public, confidential or proprietary in nature, and all analyses, compilations, studies or other documents prepared by such party containing such material (the "Confidential Terms") shall be kept confidential and shall not be divulged to any party without the prior written consent of either Buyer or Seller (as applicable) except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of an Event of Default, the Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise the Buyer's rights hereunder or (iv) disclosure is made to the holders of the debt or repurchase obligations of the Seller (provided that any such disclosure shall not identify any Pricing Rate information or any other financial terms under this Agreement). Notwithstanding the foregoing, the Buyer may (i) disclose the Confidential Terms to (A) any of its agents, assignees, participants, and to any counterparties in any transactions permitted by Section 17 or (B) its advisors (including Pentalpha) and (ii) generally make use of such Confidential Terms in connection with administering this Agreement and exercising any of its rights under the Program Documents. The provisions set forth in this Section 34 shall survive the termination of this Agreement.

35.     ACKNOWLEDGMENTS WITH RESPECT TO THE TRANSACTION.

        Each ABFS Entity acknowledges by executing this Agreement and entering into the Transaction that (i) the Buyer's assessments of Market Value will be made in the Buyer's sole discretion and that the Buyer has taken the cash flow characteristics of the Purchased Assets into account, which reflect, among other things, past repurchases of delinquent and defaulted loans from the securitization trusts to which such Purchased Assets relate, and failure of ABFS or its Affiliates to continue such repurchases could negatively affect Market Value determinations; (ii) because distributions on the Purchased Assets (other than the December 2004 Income payments) will be applied to make required Permanent Margin Payments to Buyer prior to any release of funds to Seller, Seller will not receive cash flows on the Purchased Assets until the Obligations are satisfied; (iii) the management and board of directors of ABFS and the other ABFS Entities fully understand the implications of the Transaction as they relate to the ongoing financial and liquidity needs of ABFS.

        It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely in its capacity as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee or the Seller, as the case may be, is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company, but is made and intended for the purpose of binding only the Seller or the Owner Trustee, as the case may be, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller or the Owner Trustee, as the case may be, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller or the Owner Trustee, as the case may be, under this Agreement or any other related documents.

36.     AMENDMENT AND RESTATEMENT.

        This Agreement is an amendment and restatement of the Master Repurchase Agreement dated as of November 15, 2004 (the "Interim Master Repurchase Agreement"). On and after the effective date of this Agreement, each reference herein and in each other Program Document to the "Master Repurchase Agreement," "thereunder," "thereof," "therein" or any other expression of like import referring to the Interim Master Repurchase Agreement shall mean and be a reference to this Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy hereunder or constitute a waiver of any provision hereof. This amended and restated Agreement does not constitute a novation or termination of the "Interim Master Repurchase Agreement" or any other Program Document and all obligations under the Interim Master Repurchase Agreement and any other Program Documents, including without limitation the Pledge Agreements, are in all respects continuing as hereby amended.




                         [Next page is signature page.]

        IN WITNESS WHEREOF, the Seller, the Buyer and the other ABFS Entities parties hereto have caused their names to be signed to this Agreement by their respective officers thereunto duly authorized as of the date first above written to signify their acknowledgment of and agreement with the terms hereof.


                                      ABFS WAREHOUSE TRUST 2004-2, as Seller

                                      By: Wilmington Trust Company, not in its
                                      individual capacity but solely as trustee
                                      of ABFS WAREHOUSE TRUST 2004-2


                                      By: /s/ Jeffrey J. Rossi
                                         --------------------------------------

                                      Name: Jeffrey J. Rossi
                                           ------------------------------------

                                      Title: Senior Financial Services Officer
                                            -----------------------------------


                                      THE PATRIOT GROUP, LLC, as Buyer

                                      By: /s/ Jonathan T. Kane
                                         --------------------------------------

                                      Name: Jonathan T. Kane
                                           ------------------------------------

                                      Title: Senior Vice President
                                            -----------------------------------


                                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


                                      By: /s/ Jeffrey M. Ruben
                                         --------------------------------------

                                      Name: Jeffrey M. Ruben
                                           ------------------------------------

                                      Title: Executive Vice President
                                            -----------------------------------

                                      ABFS CONSOLIDATED HOLDINGS, INC.


                                      By: /s/ Jeffrey M. Ruben
                                         --------------------------------------

                                      Name: Jeffrey M. Ruben
                                           ------------------------------------

                                      Title: Executive Vice President
                                            -----------------------------------


                                      AMERICAN BUSINESS CREDIT, INC.


                                      By:  /s/ Beverly Santilli
                                         --------------------------------------

                                      Name: Beverly Santilli
                                           ------------------------------------

                                      Title: President
                                            -----------------------------------